UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39536	84-3199512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430
Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock and Warrants

On August 14, 2023, Taysha Gene Therapies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement transaction (the “Private Placement”) (i) 122,412,376 shares (the “Shares”) of the Company’s common stock, par value $0.00001 (“Common Stock”), and (ii) with respect to certain Purchasers, pre-funded warrants to purchase 44,250,978 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of Shares. The purchase price per share of Common Stock is $0.90 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is the Purchase Price minus $0.001 per Pre-Funded Warrant. The Company anticipates receiving gross proceeds of approximately $150.0 million from the Private Placement, before deducting fees to the placement agent and offering expenses payable by the Company.

The Pre-Funded Warrants have a per share exercise price of $0.001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%. The Pre-Funded Warrants will further only be exercisable into Common Stock upon receipt of stockholder approval of an increase in the number of authorized shares of the Company’s Common Stock (the “Stockholder Approval”), which the Company will first seek to obtain at a special meeting of stockholders to be held by December 31, 2023. If the Company does not obtain Stockholder Approval by December 31, 2023, it is required to pay liquidated damages of 2.0% of the aggregate purchase price paid by each holder of Pre-Funded Warrants. For any subsequent failure to obtain Stockholder Approval, the Company is required to pay an additional 2.0% as liquidated damages.

Jefferies LLC is acting as sole placement agent for the Private Placement.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 15 days after the Closing (the “Filing Deadline”), one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock issued under the Purchase Agreement and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Warrant Shares”) issued pursuant to the Purchase Agreement (together, the “Registrable Securities”), and to cause the applicable registration statements to become effective within a specified period after the Filing Deadline (the “Effectiveness Deadline”). The Company also agreed to use its best efforts to keep such registration statement effective until the earlier of (i) the third anniversary of the date the initial registration statement is declared effective, or (ii) the date all Shares and Warrant Shares (assuming cashless exercise) held by or issuable to a Holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements.

In the event the registration statement has not been filed by the Filing Deadline or has not been declared effective by the SEC by the Effectiveness Deadline, subject to certain limited exceptions, the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the Purchaser’s Subscription Amount, as defined in the Purchase Agreement, per 20-day period or pro rata for any portion thereof for each such 20-day period during which such event continues, subject to certain caps set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing is only a summary of the terms of the Purchase Agreement and the Pre-Funded Warrants issued under the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1, and (ii) the form of Pre-Funded Warrant issued under the Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1.

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2023, the Company reported financial results and business highlights for the quarter ended June 30, 2023. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Based in part upon the representations of the Purchasers in the Purchase Agreement, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Purchasers has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 8.01	Other Events.

On August 14, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.1	Form of Securities Purchase Agreement, dated August 14, 2023, by and among Taysha Gene Therapies, Inc. and the Purchasers.

99.1	Press release, dated August 14, 2023

99.2	Press release announcing Private Placement, dated August 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAYSHA GENE THERAPIES, INC.

Date: August 14, 2023	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer